Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement on Form S-4 of Remark Media, Inc. of our report dated March 29, 2011 relating to the financial statements and financial statement schedule of Remark Media, Inc. and subsidiaries (formerly HSW International, Inc.), which appears in such Pre-Effective Amendment No. 3 to Registration Statement. We also consent to the reference to us under the heading "Experts" in such Pre-Effective Amendment No. 3 to Registration Statement.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
June 7, 2012